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                                                                 EXHIBIT 10.22.1

                           SECOND AMENDMENT TO LEASE

I.    PARTIES AND DATE.

      This Second Amendment to Lease dated January 6, 1999, is by and between THE IRVINE COMPANY ("Landlord"), and WESTERN DIGITAL CORPORATION, a Delaware corporation ("Tenant").

II.   RECITALS.

      On January 13, 1988, Landlord and Tenant entered into an office space lease for the office building located at 8105 Irvine Center Drive, Irvine, California, and related parking and landscape areas more particularly described therein, which lease was subsequently amended by a First Amendment to Lease dated May 18, 1990 (as amended, the "Lease").

      Landlord and Tenant each desire to modify the Lease to extend the Lease Term, adjust the Basic Rent, and make such other modifications as are set forth in "III. MODIFICATIONS" next below.

III.  MODIFICATIONS.

      A. Lease Term. Notwithstanding any contrary provision in the Lease, unless sooner terminated for default or breach of the terms, covenants or conditions of the Lease, Landlord and Tenant hereby agree to extend the Term of the Lease to expire at midnight on December 31, 2000.

      B. Basic Rent. Notwithstanding any contrary provision in the Lease, Landlord and Tenant hereby agree that the Basic Rent payable by Tenant during the six (6) month period commencing July 1, 2000 shall be Six Hundred Eighty-Seven Thousand Two Hundred Twelve Dollars ($687,212.00) per month, based on $1.92 per rentable square foot.

      C. Right to Extend the Lease Term. Section 3.1 of the Lease is hereby amended by deleting Subparagraphs (b), (c), (d), (e), and (f) therefrom. In lieu thereof, Landlord hereby agrees that provided Tenant is not in default under any provision of the Lease at the time of exercise of the extension right granted herein, and provided further that Tenant has not assigned or sublet any of its interest in the Lease, Tenant may extend the Term of the Lease for one
(1) additional period of six (6) months (the "Extension Period"). Tenant shall exercise its right to extend the Term by and only by (i) delivering to Landlord prior to December 31, 1999, Tenant's written notice of its commitment to extend (the "Commitment Notice"); and (ii) returning to Landlord, within fifteen (15) days after receipt, an executed amendment to this Lease (to be prepared by Landlord upon receipt of the Commitment Notice). The Basic Rent payable under the Lease during the Extension Period shall be at the same rate set forth in Paragraph III.B above. If Tenant fails to timely comply with any of the provisions of this paragraph, Tenant's right to extend the Term shall be extinguished and the Lease shall automatically terminate as of midnight on December 31, 2000, without any extension and without any liability to Landlord. Any attempt to assign or transfer any right or interest created by this paragraph shall be void from its inception. Tenant shall have no other right to extend the Term beyond the Extension Period described in this paragraph. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to the Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph.

      D. Parking. Landlord hereby agrees that Tenant's current parking privileges shall remain unchanged during the six (6) month period commencing July 1, 2000,and if applicable, during the Extension Period. Landlord further agrees that Tenant's allotted parking spaces shall


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be provided to Tenant free of charge during the aforementioned twelve (12)
month period. Thereafter, the stall charge payable by Tenant shall be at Landlord's scheduled parking rates from time to time.

     E. Parking Rights Agreement. Landlord and Tenant hereby agree that the separate "Parking Rights" agreement between the parties dated July 6, 1998 shall remain in full force and effect during the six (6) month period commencing July 1, 2000, and if applicable, during the Extension Period.

IV.  GENERAL.

     A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

     B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

     C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

     D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

     E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

     F. Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

V.   EXECUTION.

     Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE," above.

LANDLORD:                               TENANT:

THE IRVINE COMPANY                      WESTERN DIGITAL CORPORATION


By: /s/ WILLIAM R. HALFORD              By /s/ [SIGNATURE ILLEGIBLE] 1/4/00
   ------------------------------         --------------------------------
   William R. Halford, President
   Irvine Office Company                Title  CFO
   a division of the Irvine Company           ----------------------------


By /s/ RICHARD G. SIM                   By /s/ [SIGNATURE ILLEGIBLE]
   ------------------------------         --------------------------------
   Richard G. Sim,
   Executive Vice President             Title V.P. Law & Secretary
                                              ----------------------------


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